EXHIBIT 99.1






March 28, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington DC  20549

Ladies and Gentlemen:

Pursuant to Securities and Exchange Commission Release Nos. 33-8070; 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that Arthur Andersen LLP (Andersen) has represented to FARO Technologies, Inc. that the audit of SpatialMetriX Corporation's consolidated financial statements as of December 31, 2001 and 2000 and for the years then ended was subject to Andersen's quality control system for the U. S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.



Faro Technologies, Inc.

  /s/ Gregory A. Fraser
---------------------------
Gregory A. Fraser
Executive Vice President,
Secretary and Treasurer